EXHIBIT (a)(1)(B)

EXPRESSJET HOLDINGS, INC.

COMPANY REPURCHASE NOTICE

(Pursuant to Section 3.09(d) of the Indenture referenced below)

July 2, 2008

Reference is made hereby to the Indenture (the “Indenture”) dated as of August 5, 2003 between ExpressJet Holdings, Inc. (the “Company”), ExpressJet Airlines, Inc. and The Bank of New York Trust Company, N.A. (the successor trustee to Bank One, N.A., the “Trustee”). The Company is delivering this Company Repurchase Notice pursuant to Section 3.09(d) of the Indenture in connection with the Repurchase Date scheduled to occur on August 1, 2008 with respect to the Company’s 4.25% Convertible Notes due 2023. Capitalized terms used and not defined herein have the respective meanings given to such terms in the Indenture.

In order to exercise your rights, as Holder, to have the Company repurchase the Securities pursuant to Section 3.09(d) of the Indenture, you must complete, sign and return a Repurchase Notice in the form attached hereto as Annex A. Such Repurchase Notice, along with the other documents required by the Offer to Exchange, Letter of Transmittal and other documents that accompany this Company Repurchase Notice, must be completed and returned to The Bank of New York Trust Company, N.A., as Paying Agent, no later than 5:00 P.M., New York City time, on July 31, 2008. See the Offer to Exchange and Letter of Transmittal for more details.

In connection with your rights under Section 3.08 of the Indenture, the Company hereby notifies you, as a Holder, of the following:

1. The Repurchase Price for any Securities repurchased on the Repurchase Date is 100% of the Principal Amount plus any accrued and unpaid interest to, but excluding, the Repurchase Date of August 1, 2008 ($21.25 per $1,000 Principal Amount), for a total of $1,021.25 per $1,000 Principal Amount.

2. The Repurchase Date is August 1, 2008.

3. The Securities to be repurchased on the Repurchase Date will be paid for in whole (100%) in shares of Common Stock; provided that the Company will pay cash for fractional interests in shares of Common Stock. For purposes of determining the existence of potential fractional interests, all Securities subject to repurchase by the Company held by a Holder shall be considered together (no matter how many separate certificates are to be presented).

4. The shares of Common Stock that will be used to pay the Repurchase Price will be valued as follows: 100% of the Repurchase Price will be paid by the Company by the issuance of a number of shares of Common Stock equal to the quotient obtained by dividing (i) the Repurchase Price to be paid in shares of Common Stock by (ii) 97.5% of the average of the Closing Sale Price of the shares of Common Stock for the five consecutive Trading Days immediately preceding but ending on the third Business Day prior to August 1, 2008, appropriately adjusted to take into account the occurrence, during the period commencing on the first of the Trading Days during such five Trading Day period and ending on the Repurchase Date, of any event described in Section 10.09 of the Indenture, subject to the next succeeding sentences. The Company will not issue fractional shares of Common Stock in payment of the Repurchase Price. Instead, the Company will pay cash based on the Closing Sale Price as of the applicable Repurchase Date for all fractional shares. It is understood that if a Holder elects to have more than one Security purchased, the number of shares of Common Stock shall be based on the aggregate Principal Amount of Securities to be purchased.

5. Holders will bear the market risk with respect to the value of the shares of Common Stock to be delivered from the date the number of shares is determined.

6. The form of Repurchase Notice is attached hereto as Annex A.

7. The Conversion Price of the Securities is $18.20.

8. The name and address of the Conversion Agent is:

The Bank of New York Trust Company, N.A.

601 Travis St., 18th Floor

Houston, Texas 77002

9. Securities must be surrendered to the Paying Agent to collect the Repurchase Price.

10. Securities as to which a Repurchase Notice has been given may be converted only if the Repurchase Notice is withdrawn in accordance with the terms of the Indenture.

11. The CUSIP numbers applicable to the Securities are: 30218UAB4 and 30218UAA6.

ANNEX A

EXPRESSJET HOLDINGS, INC.

REPURCHASE NOTICE

(Pursuant to Section 3.08(a) of the Indenture referenced below)

July 2, 2008

Reference is made hereby to the Indenture (the “Indenture”) dated as of August 5, 2003 between ExpressJet Holdings, Inc. (the “Company”), ExpressJet Airlines, Inc. and The Bank of New York Trust Company, N.A. (the successor trustee to Bank One, N.A., the “Trustee”). As a Holder, the undersigned is delivering this Repurchase Notice pursuant to Section 3.08(a) of the Indenture in connection with the Repurchase Date scheduled to occur on August 1, 2008 with respect to the Company’s 4.25% Convertible Notes due 2023. Capitalized terms used and not defined herein have the respective meanings given to such terms in the Indenture or the Offer to Exchange that accompanied the Company Repurchase Notice.

In order to exercise your rights, as Holder, to have the Company repurchase the Securities pursuant to Section 3.09(d) of the Indenture, you must complete, sign and return this Repurchase Notice. This Repurchase Notice, along with the other documents required by the Offer to Exchange, Letter of Transmittal and other documents that accompanied the Company Repurchase Notice, must be completed and returned to The Bank of New York Trust Company, N.A., as Paying Agent, at the address below no later than 5:00 P.M., New York City time, on July 31, 2008. See the Offer to Exchange and Letter of Transmittal for more details.

In connection with the Offer to Exchange, the Letter of Transmittal and other documents that accompanied the Company Repurchase Notice delivered to the undersigned (the “Offer Documents”), the undersigned Holder hereby notifies the Company of the following:

1. The undersigned Holder will deliver to The Bank of New York Trust Company, N.A., as Paying Agent in connection with the Offer Documents and the offer to exchange made thereby (the “Offer to Exchange”), for purchase by the Company the certificates (or other appropriate Depository information if the Security is represented by a Global Security) noted below (the “Put Note Information”):

DESCRIPTION OF NOTES
Name(s) and Address(es) of Holder(s) (Please fill in, if blank)	Certificate Numbers*	Aggregate Principal Amount Represented**	Principal Amount Tendered **

Total Principal Amount of Notes

* Need not be completed by Holders tendering by book-entry transfer or in accordance with DTC’s ATOP procedure for transfer.

 **    Unless otherwise indicated in the column labeled “Principal Amount Tendered” and subject to the terms and conditions of the Offer to Exchange, a Holder will be deemed to have tendered with respect to the entire aggregate principal amount represented by the Notes indicated in the column labeled “Aggregate Principal Amount Represented.” See Instruction 2 of the Letter of Transmittal.

TENDER OF NOTES

  ☐     CHECK HERE IF TENDERED NOTES ARE ENCLOSED HEREWITH.

  ☐     CHECK HERE IF TENDERED NOTES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE PAYING AGENT WITH A BOOK-ENTRY TRANSFER FACILITY AND COMPLETE THE FOLLOWING:

  Nameof Tendering Institution:

  Nameof Book-Entry Transfer Facility:

  ☐     DTC

AccountNumber:	Transaction Code Number:

Name of Registered Holder(s):

2. The undersigned Holder will deliver to be purchased by the Company in connection with the Offer to Exchange the following portion of the Principal Amount of the Securities, which portion is a Principal Amount of $1,000 or an integral multiple thereof: $             (the “Put Notes”);

3. The Put Notes shall be purchased by the Company pursuant to the terms and conditions specified in paragraph 6 of the Securities and in the Indenture; and

4. As the Company has elected, pursuant to Section 3.09 of the Indenture, to pay the 100% of the Repurchase Price to be paid as of the Repurchase Date scheduled to occur on August 1, 2008 in shares of Common Stock, if such Repurchase Price shall ultimately be payable to the undersigned entirely in cash because any of the conditions to payment of the Repurchase Price in Common Stock are not satisfied prior to the close of business on such Repurchase Date, as set forth in Section 3.09(c) of the Indenture, the undersigned Holder hereby elects (check one):

☐

to withdraw this Repurchase Notice as to $             aggregate Principal Amount of the Put Notes that are represented by the following Put Note Information (state the Principal Amount and certificate numbers (or other appropriate Depositary information if the security is represented by a Global Security) of the Securities as to which such withdrawal shall relate):

                                                                                                                                                                                                                         ;

with any remaining Principal Amount of Put Notes not being withdrawn and thus receiving cash in respect of the Repurchase Price therefore;

OR

☐	to receive cash in respect of the entire Repurchase Price for all Put Notes.

This Repurchase Notice must be returned to the Paying Agent no later than 5:00 P.M., New York

City time, on July 31, 2008 at the following address:

The Bank of New York Trust Company, N.A.

Corporate Trust Department

101 Barclay—7E

New York, NY 10286

Attn: Reorganization Division

IN WITNESS WHEREOF, the undersigned Holder has executed this Repurchase Notice as of the date indicated below.

By:

  Name:

  Title:

  Date: